SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) Securities
                              Exchange Act of 1934

Filed by the Registrant             |_|

Filed by a party other than the Registrant

         Check the appropriate box:

|_|      Preliminary Proxy Statement

|_|      Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))

|_|      Definitive Proxy Statement

|_|      Definitive Additional Materials

XX       Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                   SECURED INVESTMENT RESOURCES FUND, L.P. III

                (Name of Registrant as Specified in Its Charter)


                            BOND PURCHASE, L.L.C.


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

xx       No fee required

|_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11




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         (1)     Title of each class of securities to which transaction applies:

         (2)     Aggregate number of securities to which transactions applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

         (4)     Proposed maximum aggregate value of transaction:

         (5)     Total Fee paid:

|_|      Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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         (1)     Amount previously paid:

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         (3)     Filing party:

         (4)     Date filed:




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TO:               Fellow Limited Partners & Assignees of
                  Secured Investment Resources Fund, L.P. III

FROM:             Bond Purchase, L.L.C.

DATE:             March 26, 1998
                  --------------------------------------------------------------


         Bond Purchase, L.L.C., a Missouri limited liability company ("Bond Purchase"), bought limited partner units of Secured Investment Resources Fund, L.P. III ("SIR") in May of 1996. David L. Johnson owns a majority of the interests of Bond Purchase. Since May of 1996, we (Bond Purchase and David L. Johnson) have been trying to get financial information from the Managing General Partner of SIR. Despite numerous unreturned phone calls and letters, we have had no success.

         An affiliate of ours is an active real estate purchaser in Kansas City. For two years we have, without success, tried to get information so we could attempt a purchase the KC Bicycle Club Apartments. To our knowledge, this property has never been subject to a public review and chance for purchase.

         For two years, our same affiliate also attempted to purchase the KC Club Apartments. We never could get any information from Mr. Hoyt. Now to our amazement and without, to our knowledge, SIR ever trying to sell the property, it was lost to foreclosure.

         For two years we have been trying to get a list of limited partners from Mr. Hoyt. We have been absolutely stonewalled in our efforts. In January of 1998, our affiliate, MJS Associates, Inc., purchased 100% of the stock of Nichols Resources, Ltd., a General Partner of SIR. We then, as a General Partner and owner of limited partner units, again demanded information and a list of limited partners so we could communicate with you. Again, Mr. Hoyt stonewalled us. We then filed a lawsuit to force Mr. Hoyt to provide us a list of limited partners and accounting records. Now Mr. Hoyt is spending thousands of our partnership dollars on legal fees to delay answering our legitimate rights.

         On January 30, 1998, we wrote to Mr. Hoyt and asked for an explanation of the Related Party Note - Receivable which was "retired" by Mr. Hoyt. We are all entitled to a full explanation. In our opinion, there never should have been a Receivable. Rather, Mr. Hoyt should have, in December 1995, paid money he owed to our partnership. What a blatant conflict of interest this has been.


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         Now Mr. Hoyt sends out a purported "Ballot."  However, he  neglects  to tell us any price or terms of sale. We believe this ballot has no force or effect. Before SIR sells the property we, at a minimum, want:

         1.       Full disclosure of the books and records.

         2. Full disclosure of what "Public" efforts were made to sell the property.

         3. A proper ballot, as required by the SEC for public partnerships, disclosing the price, terms and conditions of a sale.

         4. A chance to review the tax consequences of the sale before voting.

         5. A limited partner meeting so we can have a chance to ask questions.

         We are starting to believe our only hope to get to the bottom of this is to remove Mr. Hoyt and related entities as General Partner. We will keep you updated on this lawsuit.


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